STRUCTURED INVESTMENTS                                        [GRAPHIC OMITTED]

                                                         Free Writing Prospectus
                                                             Dated June 11, 2012
                                                      Registration Statement No.
                                           333-178081 Filed Pursuant to Rule 433

CLIENT STRATEGY GUIDE: JUNE 2012 OFFERINGS

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: June 2012 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings
Offerings with terms of 18 months or less

Enhanced Yield	.... page 6 .... page 7
Leveraged Performance	.... page 8 Jump Securities based on the iShares® MSCI Brazil Index Fund (EWZ) by Morgan Stanley .... page 9

Strategic Offerings
Offerings with terms of more than 18 months

Leveraged Performance	.... page 10 Dual Directional Trigger PLUS℠ based on Apple Inc. (AAPL) by Morgan Stanley .... page 11 .... page 12 Buffered Jump Securities based on the S&P 500® Index (SPX) by Morgan Stanley .... page 13
Market-Linked Notes and Market-Linked Deposits - FDIC Insured	Market-Linked Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 14 .... page 15 .... page 16

Selected Risks & Considerations .... page 17

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2012

MorganStanley SmithBarney
Client Strategy Guide: June 2012 Offerings
Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

- **For Registered Offerings Issued by Morgan Stanley:** Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
June 2012

MorganStanley SmithBarney

Client Strategy Guide: June 2012 Offerings Page 4

Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

- Varying levels of exposure to potential capital appreciation or depreciation
- Returns based on a defined formula
- Variety of underlying assets, including equities, commodities, currencies and interest rates
- Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments. Please refer to the "Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited. The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2012

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STRUCTURED INVESTMENTS SPECTRUM                                [GRAPHIC OMITTED]

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Market-Linked Deposits - FDIC Insured, Market-Linked
Notes, Enhanced Yield, Leveraged Performance and Access.

Market-Linked Deposits - FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

?    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

?    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

?    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

?    May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

?    May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

?    May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

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     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has be redacted]

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Morgan Stanley Smith Barney
Client Strategy Guide: June 2012 Offerings
Page 9

Opportunities in International Equities

Leveraged Performance

Jump Securities based on the iShares® MSCI Brazil Index Fund (EWZ)

Strategy Overview	• Enhanced return within a certain range of positive share performance and the same downside risk as a direct investment with 1-for-1 downside exposure • May be appropriate for investors anticipating moderate appreciation of the iShares® MSCI Brazil Index Fund and seeking enhanced returns within a certain range of positive share performance, in exchange for an appreciation potential limited to the fixed upside payment at maturity

Risk Considerations	✓ All principal is at risk under the terms of the Jump Securities ✓ Full downside exposure to the iShares® MSCI Brazil Index Fund ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments ✓ Risks associated with emerging market securities

The Jump Securities offer the opportunity to earn a return based on the performance of the shares of the iShares® MSCI Brazil Index Fund. Unlike ordinary debt securities, the Jump Securities do not pay interest and do not guarantee the return of any of the principal at maturity. Instead, if the share price on the valuation date is *greater than* the initial share price, you will receive at maturity a positive return on the securities equal to 25% to 29%, which we refer to as the upside payment. The actual upside payment will be determined on the pricing date. However, if the final share price is *equal to or less than* the initial share price, you will receive for each $10 stated principal amount of securities that you hold a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to the percentage decrease in the final share price from the initial share price. This amount may be significantly less than the stated principal amount of $10 and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The Jump Securities are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the upside payment in exchange for the upside payment that only applies when the final share price is greater than the initial share price. The securities are senior unsecured notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Shares	Shares of the iShares® MSCI Brazil Index Fund (EWZ)
Maturity Date	July , 2013 (approximately 13 months)
Upside Payment	$2.50 to $2.90 per security (25% to 29% of the Stated Principal Amount), to be determined on the Pricing Date
Payment at Maturity	• If the Final Share Price is *greater than* the Initial Share Price, $10 + the Upside Payment • If the Final Share Price is *less than or equal to* the Initial Share Price, $10 x Share Performance Factor *This amount will be less than or equal to the Stated Principal Amount of $10 and could be zero. There is no minimum payment at maturity.*
Initial Share Price	The closing price of one Underlying Share on the Pricing Date
Final Share Price	The closing price of one Underlying Share on the Valuation Date *times* the Adjustment Factor on such date
Valuation Date	July , 2013, subject to postponement for non-trading days and certain market disruption events.
Adjustment Factor	1.0, subject to adjustment in the event of certain events affecting the Underlying Shares
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, June 28, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
June 2012

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Morgan Stanley Smith Barney
Client Strategy Guide: June 2012 Offerings
Page 11

Opportunities in U.S. Equities

Leveraged Performance

Dual Directional Trigger PLUS[SM] based on Apple Inc. (AAPL)

Strategy Overview	• Capped leveraged exposure to and limited protection against negative performance of the underlying share • Leverage feature only applies if the underlying shares appreciate. Unleveraged positive return for a certain range of negative performance of the underlying shares from the pricing date to the valuation date only if the underlying shares close at or above the specified trigger level on the valuation date • May be appropriate for investors who wish to outperform the underlying shares in a moderately bullish scenario or obtain an unleveraged positive return for a limited range of negative performance
Risk Considerations	✓ All principal is at risk under the terms of the Dual Directional Trigger PLUS ✓ Full downside exposure to the underlying shares without buffer if the underlying shares close below the trigger level on the valuation date ✓ Appreciation potential is limited by the maximum leveraged upside payment ✓ Does not provide for current income; no interest payments

The Dual Directional Trigger PLUS, or "Trigger PLUS," are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable preliminary pricing supplement, prospectus supplement and prospectus. At maturity, if the common stock of Apple Inc., which we refer to as Apple Stock, has **appreciated** in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of Apple Stock, subject to the maximum payment at maturity. If Apple Stock has **depreciated** in value but by no more than 25%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline. However, if Apple Stock has **depreciated** by more than 25%, investors will be negatively exposed to the full amount of the percentage decline in Apple Stock and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. The Trigger PLUS are for investors who seek a common stock-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and absolute return features that in each case apply to a limited range of performance of Apple Stock. **Investors may lose their entire initial investment in the Trigger PLUS.** The Trigger PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the Trigger PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Shares	Common Stock of Apple Inc. (AAPL) ("Apple Stock")
Maturity Date	June , 2014 (approximately 2 years)
Leverage Factor	150%
Trigger Level	75% of the Initial Share Price
Payment at Maturity	• If the Final Share Price is *greater than* the Initial Share Price: $10 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Share Price is *less than or equal to* the Initial Share Price but is *greater than or equal to* the Trigger Level: $10 + ($10 x Absolute Share Return) *In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on Apple Stock.* • If the Final Share Price is *less than* the Trigger Level: $10 × Share Performance Factor *This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 25%, and possibly all, of your investment.*
Leveraged Upside Payment	$10 x Leverage Factor x Share Percent Change
Share Percent Change	(Final Share Price – Initial Share Price) / Initial Share Price
Absolute Share Return	The absolute value of the Share Percent Change. For example, a –5% Share Percent Change will result in a +5% Absolute Share Return.
Initial Share Price	The closing value of one Underlying Share on the Pricing Date
Final Share Price	The closing value of one Underlying Share on the Valuation Date *times* the Adjustment Factor on such date
Adjustment Factor	1.0, subject to the adjustment in the event of certain events affecting Apple Stock
Valuation Date	June , 2014, subject to postponement for non-index business days and certain market disruption events
Share Performance Factor	Final Share Price / Initial Share Price
Maximum Leveraged Upside Payment	$15.80 to $16.80 per Trigger PLUS (158% to 168% of the Stated Principal Amount). to be determined on the Pricing Date
Issue Price/Stated Principal Amount	$10 per Trigger PLUS
Listing	The Trigger PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, June 28, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
June 2012

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Client Strategy Guide: June 2012 Offerings

Page 13

Opportunities in U.S. Equities

Leveraged Performance

Buffered Jump Securities based on the S&P 500® Index (SPX)

Strategy Overview	• Opportunity to earn the greater of a fixed upside payment and a return based on the performance of the S&P 500® Index if the S&P 500® Index has appreciated as of the valuation date • Provides a 25% buffer against a negative performance of the S&P 500® Index • May be appropriate for investors who anticipate an appreciation of the S&P 500® Index and are seeking a limited buffer against depreciation of the S&P 500® Index

Risk Considerations	✓ 75% of principal is at risk under the terms of the Buffered Jump Securities ✓ Full downside exposure to the negative performance of the S&P 500® Index where the S&P 500® Index declines in value by more than 25% as of the valuation date from its initial value ✓ Does not provide for current income; no interest payments

The Buffered Jump Securities offer the opportunity to earn a return based on the performance of the S&P 500® Index. Unlike ordinary debt securities, the Buffered Jump Securities do not pay interest and provide for the minimum payment at maturity of only 25% of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the S&P 500® Index, as determined on the valuation date. If the index appreciates at all as of the valuation date, you will receive for each security that you hold at maturity a minimum of $2.80 to $3.20 in addition to the stated principal amount. If the index appreciates by more than 28% to 32% as of the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the index. However, if the index declines in value by more than 25% as of the valuation date from its initial value, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the upside payment and buffer features that in each case apply to a limited range of performance of the index. **You could lose up to 75% of the stated principal amount of the securities.** The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	December , 2015 (approximately 3.5 years)
Payment at Maturity	• If the Final Index Value is greater than the Initial Index Value: $10.00 + the *greater* of (i) $10.00 × the Index Percent Change and (ii) the Upside Payment • If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to 75% of the Initial Index Value, meaning the value of the index has remained unchanged or has declined by an amount less than or equal to the Buffer Amount of 25% from its initial value: $10.00 • If the Final Index Value is less than 75% of the Initial Index Value, meaning the value of the index has declined by more than the Buffer Amount of 25% from its initial value: $10.00 × (Index Performance Factor + 25%) *Because the Index Performance Factor will be less than 75% in this scenario, this amount will be less, and potentially significantly less, than the Stated Principal Amount of $10.00, subject to the Minimum Payment at Maturity of $2.50 per security.*
Upside Payment	$2.80 to 3.20 per security (28% to 32%of the Stated Principal Amount), to be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Buffer Amount	25%
Minimum Payment at Maturity	$2.50 per security (25% of the Stated Principal Amount)
Maximum Payment at Maturity	There is no Maximum Payment at Maturity.
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	December , 2015, subject to postponement for non-index business days and certain market disruption events
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, June 28, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

June 2012

Morgan Stanley Smith Barney
Client Strategy Guide: June 2012 Offerings
Page 14

Opportunities in U.S. Equities

Market Linked Note

Market-Linked Notes based on the S&P 500® Index (SPX)

Strategy Overview

- Opportunity to gain exposure to the S&P 500® Index
- Repayment of principal at maturity, plus a return, if any, based on the value of the underlying index on the determination date
- 100% participation in any appreciation of the underlying index over the term of the notes
- No exposure to any decline of the underlying index

Risk Considerations

- ✓ Repayment of principal is available only at maturity and is subject to the credit risk of the issuer
- ✓ Does not provide for current income; no interest payments
- ✓ Will not yield a positive return if the underlying index does not appreciate
- ✓ The maturity date of the notes is a pricing term and will be determined by the issuer on the pricing date

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, we will pay per note the stated principal amount of $10 plus a supplemental redemption amount, if any, based on the value of the underlying index on the determination date. The notes are for investors who are concerned about principal risk but seek an equity index-based return, and who are willing to forgo yield in exchange for the repayment of principal plus a supplemental redemption amount, if any. The notes are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the notes, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	January , 2017 to April , 2017, to be determined on the Pricing Date (approximately 55 months to 58 months)
Payment at Maturity	The Payment at Maturity per $10 Stated Principal Amount will equal: $10 + Supplemental Redemption Amount, if any. *In no event will the Payment at Maturity be less than $10 per note.*
Supplemental Redemption Amount	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate, *provided* that the Supplemental Redemption Amount will not be less than $0.
Participation Rate	100%
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Determination Date
Determination Date	January , 2017 to April , 2017 (to be determined on the Pricing Date), subject to postponement for non-index business days and certain market disruption events
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, June 28, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
June 2012

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selected risks and considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

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Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or
Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

MorganStanley SmithBarney

Client Strategy Guide: June 2012 Offerings Page 19

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

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Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

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Copyright © by Morgan Stanley 2012, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2012